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Exhibit 21

Subsidiaries of Blyth, Inc.

Subsidiaries of the Registrant/U.S.		Other Names Under Which Subsidiary Does Business	State/Country of Incorporation
1.	Aromatic Industries, Inc.		California
2.	Candle Corporation of America	Old Harbor Candles Colonial Candle of Cape Cod Original Recipe Carolina Designs, Ltd. Blyth HomeScents International
3.	Candle Corporation Worldwide, Inc.		Delaware
4.	CBK Acquisition Corp.		Delaware
5.	CBK Styles, Inc.		Delaware
6.	Cobblestone Bridge, LLC		Minnesota
7.	Endar Corp.	Florasense	California
8.	Fabrica de Velas Borinquen, Inc.		Illinois
9.	Fragrance Solutions, Inc.		Delaware
10.	FVB, Inc.		Delaware
11.	Gift Holdings Acquisition Company		Delaware
12.	Gift Intermediate Acquisition Company		Delaware
13.	JMC Holdings, Inc.		Delaware
14.	JMC Impact, Inc.	JMC, Inc.	Oklahoma
15.	KWA, Inc.		Minnesota
16.	Midwest of Cannon Falls, Inc.	Midwest	Minnesota
17.	New Ideas International Inc.		Delaware
18.	PartyLite Gifts, Inc.	PartyLite	Delaware
19.	PartyLite Holding, Inc.		Delaware
20.	PartyLite Worldwide, Inc.	PartyLite	Delaware
Subsidiaries of the Registrant/International
21.	Adam Gies Gmbh		Germany
22.	Asp-Holmblad A/S		Denmark
23.	Beejay		United Kingdom
24.	Blyth Asia Limited		Hong Kong
25.	Blyth, Ltd.		Barbados
26.	Candle Corporation UK Limited		United Kingdom
27.	Candle Corporation Worldwide Sweden AB		Sweden
28.	Candlelight Holding Gmbh		Germany
29.	Carolina Designs, Ltd.		England
30.	CCW Manufacturing Limited		England
31.	Colony Private Label Limited		England
32.	Colony Gift Corporation Limited		England
33.	Colony SARL		France
34.	Endar de Mexico S.A. de C.V.		Mexico
35.	Endar Servicios S.A. de C.V.		Mexico
36.	Fragrant Memories Ltd.		United Kingdom
37.	Gies Holding GmbH		Germany
38.	Gies Kerzen Gmbh		Germany
39.	Gies Natura Handelsgesellschaft mbH		Germany
40.	Ingena/Nordlicht Gmbh		Germany
41.	Liljeholmens Stearinfabriks AB		Sweden
42.	Midwest of Cannon Falls Canada		Canada

43.	Nature's Scents Ltd.	United Kingdom
44.	Nordlicht GmbH	Germany
45.	PartyLite BV	Netherlands
46.	PartyLite Gifts, Ltd.	Canada
47.	PartyLite Gmbh	Germany
48.	PartyLite Handelsgesellschaft m.b.H.	Austria
49.	PartyLite Importaciones S.A. de C.V.	Mexico
50.	PartyLite, S.A. de C.V.	Mexico
51.	Partylite Oy	Finland
52.	PartyLite Pty Limited	Australia
53.	PartyLite SA	Switzerland
54.	PartyLite SARL	France
55.	PartyLite S.r.l.	Italy
56.	PartyLite Trading SA	Switzerland
57.	PartyLite U.K., Ltd.	England
58.	Promol SA	Portugal
59.	Servicios Administrativos PartyLite, S.A. de C.V.	Mexico
60.	Zoren Ltd.	United Kingdom

The Registrant also owns 75% of the capital stock of Colony Italy, S.r.l., organized under the laws of Italy, 75% of the capital stock of Colony Iberia, S.L., organized under the laws of Spain, 99% of the capital stock of Wax Lyrical Limited, organized under the laws of the United Kingdom, and which is currently in administrative receivership.

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  Exhibit 21
Subsidiaries of Blyth, Inc.